UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                  June 25, 2002

                                 Universe2U Inc.
             (Exact name of registrant as specified in its chapter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                    333-86331
                            (Commission File Number)

                                   88-0433489
                        (IRS Employer Identification No.)

                      30 West Beaver Creek Rd. - Suite 109
                         Richmond Hill, Ontario, Canada
                    (Address of principal executive offices)

                                     L4B 3K1
                                   (Zip Code)

                                 (905) 881-3284
              (Registrant's telephone number, including area code)


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ITEM 5 - OTHER EVENTS

On June 25, 2002, Universe2U Inc. (the "Company") entered into an agreement with AJW Partners, LLC, New Millennium Capital Partners II, LLC, Pegasus Capital Partners, LLC and AJW/New Millennium Offshore, Ltd. for the private placement of $1,500,000 of the Company's Secured Convertible Debentures (the "Debentures"). The Debentures are convertible into shares of common stock of the Company ("Common Stock") in accordance with an agreed upon formula (see below). Under the agreement, the investors purchased an aggregate of $500,000 principal amount of Debentures on June 25, 2002 and committed to purchase the balance in equal $500,000 installments: $500,000 within 10 days of the Company filing the resale Registration Statement described below and the remaining $500,000 within 10 days following the effective date of such Registration Statement. For each $1.00 principal amount of Debentures purchased, the investors will also receive a warrant to purchase one share of Common Stock, resulting in warrants to purchase an aggregate of 1,500,000 shares of common stock (the "Warrants") being issued upon completion of the investors' full funding commitment. The Warrants are exercisable in full on the date of grant at an exercise price $0.30 per share (subject to antidilution adjustment) and expire June 25, 2004.

We intend to utilize the proceeds of the financing for launching voice2u, our voice over IP (Internet Protocol) product, expanding our wireless network, marketing and sales promotion, internal corporate infrastructure development, and general working capital requirements. Our agreement specifies a tight use of proceeds schedule focus on growth, we expect that less than 5% will go to accrued and unpaid expenses.

The primary terms of the Debentures are as follows:

      o     Entire principal amount will mature on June 25, 2003.

      o The debentures bear interest at 12% per annum with interest payments due quarterly, payable in cash or shares of Common Stock at our option

      o The Debenture Holders have the option to convert any unpaid principal (plus accrued and unpaid interest and other amounts owing under the Debentures) into shares of Common Stock at any time after the original issue date at the then applicable conversion price (subject to certain limitations).

      o The conversion price per share in effect on any conversion date shall be the lesser of (1) $0.50 per share and (2) 55% of the average of the lowest three intra-day trading prices during the twenty trading days immediately preceding the applicable conversion date.

      o The debentures bear a mandatory prepayment penalty of 130% of the principal and all accrued interest being prepaid (plus any other amounts owing under the Debentures). Our right to prepay the Debentures expires 30 days after issuance of the Debentures.

      o The Debentures are secured by all of our assets as well as the assets of our subsidiaries. Pending entering into of a subordination agreement with our existing primary lender, Laurentian Bank of Canada, the Debentures are also secured by 3,000,000 shares of Common Stock owned by Mr. Angelo Boujos, our Chairman and a principal stockholder of our company.

      o The Debentures include significant penalties if we fail to pay amounts owing under the Debentures in a timely manner and if we otherwise breach our obligations under the Debentures.

            Pursuant to a Registration Rights Agreement entered into with the investors, we have agreed to file a registration statement under the Securities Act of 1933 with the Securities and Exchange Commission covering the resale of 200% of the number of shares of common stock issuable upon conversion of the Debentures and exercise of the Warrants. These securities have not been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.


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ITEM 7 - EXHIBITS

The following exhibits are attached and filed electronically herewith:

Exhibit Number    Name of Exhibit
--------------    ---------------

10.01 Form of Secured Convertible Debenture issued to AJW Partners, LLC, New Millennium Capital Partners II, LLC, Pegasus Capital Partners, LLC, and AJW/Mew Millennium Offshore Ltd

10.02             Securities Purchase Agreement

10.03 Form of Stock Purchase Warrant issued to AJW Partners, LLC, New Millennium Capital Partners II, LLC, Pegasus Capital Partners, LLC, and AJW/Mew Millennium Offshore Ltd.

10.04             Security Agreement

10.05             Guaranty and Pledge Agreement

10.06             Registration Rights Agreement

99.1              Press Release dated July 2, 2002


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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSE2U INC.


Date: July 2, 2002                     By: /s/ Kim Allen
                                       -------------------------------
                                       Kim Allen
                                       Chief Executive Officer


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Index to Exhibit

10.01 Form of Secured Convertible Debenture issued to AJW Partners, LLC, New Millennium Capital Partners II, LLC, Pegasus Capital Partners, LLC, and AJW/Mew Millennium Offshore Ltd.

10.02       Securities Purchase Agreement

10.03 Form of Stock Purchase Warrant issued to AJW Partners, LLC, New Millennium Capital Partners II, LLC, Pegasus Capital Partners, LLC, and AJW/Mew Millennium Offshore Ltd.

10.04       Security Agreement

10.05       Guaranty and Pledge Agreement

10.06       Registration Rights Agreement

99.1        Press Release dated July 2, 2002


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